As filed with the Securities and Exchange Commission on April 17, 1997
                                 Registration Statement No. 333-

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CHITTENDEN CORPORATION
                (Exact name of Registrant as Specified in Its Charter)
Vermont                                                    03-0228404
(State of Incorporation)                   (I.R.S. Employer Identification #)

                              Two Burlington Square
                            Burlington, Vermont  05401
                                 (802) 658-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN
                             1988 STOCK OPTION PLAN
                             1986 STOCK OPTION PLAN
                            (Full Title of the Plan)
                                Paul A. Perrault
                      President and Chief Executive Officer
                             Chittenden Corporation
                              Two Burlington Square
                           Burlington, Vermont  05401
                                 (802) 660-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 With copies to:
                            F. Sheldon Prentice, Esq.
              Senior Vice President, General Counsel and Secretary
                             Chittenden Corporation
                              Two Burlington Square
                           Burlington, Vermont  05401
                                 (802) 658-4000

                            CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of       Amount to be      Proposed          Proposed        Amount of
Securities     Registered (1)    Maximum           Maximum        Registration
Being                            Offering Price    Aggregate           Fee
Registered                       Per Share         Offering Price
-------------------------------------------------------------------------------
Common Stock,  1,232,422 (2)     28.125(5)         $34,661,868.75  $10,503.60
par value        120,000 (3)                         3,375,000.00    1,022.73
$1.00 per         20,000 (4)                           562,500.00      170.45
share
================================================================================
(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, stock split, recapitalization, forfeiture of stock under the Plan or other similar event.
(2)  Attributable to the Amended and Restated 1993 Stock Incentive Plan.
(3)  Attributable to the 1988 Stock Option Plan.
(4)  Attributable to the 1986 Stock Option Plan.
(5) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the Securities Act ), solely for the purposes
     of determining the  amount of the registration fee.   The registration fee
     is based upon the average of the high and low prices for the Registrant's Common Stock, $1.00 par value per share, as reported on the Nasdaq National Market on April 16, 1997.

                           Exhibit Index is on Page 6

<PAGE 1>
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    Chittenden Corporation (the "Registrant") hereby incorporates by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act );

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

    (c) The description of the Registrant s Common Stock contained in its Registration Statement on Form S-4, as amended, filed on January 10, 1996 (file number 33-64527).

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

    Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Registrant by F. Sheldon Prentice, Esq., Senior Vice President, General Counsel and Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

    As permitted by the Vermont  Business Corporation Act ("VBCA"), Article Six,
Section 1 of the Registrant's By-laws provides for indemnification of directors and officers as follows: the Registrant shall indemnify (A) its directors to the full extent provided by the general laws of the State of Vermont now or hereafter in force, including the advance of expenses under the procedures provided by such laws; and (B) its officers and employees to the same extent it shall indemnify its directors. The Registrant's By-laws also contain indemnification procedures which implement such indemnification. The Registrant's Articles of Association do not contain a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the fullest extent permitted by Vermont law.

<PAGE 2>

    The VBCA provides that a corporation may indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation, against liability (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses) incurred by him or her in connection with the defense or response of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she is made a party by reason of being or having been such director or officer if: (1) the director or officer conducted himself or herself in good faith; and (2) the director or officer reasonably believed: (A) in the case of conduct in the director s or officer s official capacity with the corporation, that the director s or officer's conduct was in its best interests; and (B) in all other cases, that the director's or officer's conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, the director or officer had no reasonable cause to believe his or her conduct was unlawful, and the director or officer is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Registrant also maintains director's and officer's liability insurance.

Item 7.  Exemption from Registration Claimed.

    Not Applicable.

Item 8.  Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit No.  Description
-----------  ------------
4.1          Articles of Association*
4.2          By-laws, as amended**
5.1 Opinion of F. Sheldon Prentice, as to the legality of the securities being registered.
10.1         Amended and Restated 1993 Stock Incentive Plan.***
10.2         1988 Stock Option Plan.****
10.3         1986 Stock Option Plan.*****
23.1         Consent of Independent Public Accountants, Arthur Andersen LLP.
23.2         Consent of  Counsel,  F. Sheldon  Prentice  (included in  Exhibit
             5.1 hereto).
24.1         Powers of Attorney.
____________________________
*Incorporated by reference to the Registrant s Proxy Statement for the 1994 Annual Meeting of Stockholders.

**Incorporated by reference to the Registrant s Annual Report on Form 10-K for the year ended December 31, 1995, with amendments incorporated by reference to the Registrant's Annual Report on Form 10-K for the years ended December 31, 1987, December 31, 1989, December 31, 1991 and December 31, 1995.

***Incorporated by reference to the Registrant's Proxy Statement in connection with the 1997 Annual Meeting of Stockholders.

****Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987.

<PAGE 3>

*****Incorporated by reference to the Registrant's Proxy Statement in connection with the 1986 Annual Meeting of Stockholders.

Item 9.  Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from  registration   by  means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

<PAGE 4>

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


<PAGE 5>
                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, State of Vermont, on this 16th day of April, 1997.

                                   CHITTENDEN CORPORATION



                                   By: /s/Paul A. Perrault
                                          Paul A. Perrault, President and Chief
                                          Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Capacity                              Date
---------                   ----------------                       -----------

s/Paul A. Perrault        President, Chief Executive Officer      April 16, 1997
                          and Director (Principal Executive
                          Officer)

s/Kirk W. Walters         Executive Vice President, Chief         April 16, 1997
                          Financial Officer and Treasurer
                          (Principal Financial and Accounting
                          Officer)

s/Barbara W. Snelling     Chair of the Board of Directors         April 16, 1997

s/Frederic H. Bertrand    Director                                April 16, 1997

s/David M. Boardman       Director                                April 16, 1997

s/Paul J. Carrara         Director                                April 16, 1997

s/Lyn Hutton              Director                                April 16, 1997

s/Philip A. Kolvoord      Director                                April 16, 1997

s/James C. Pizzagalli     Director                                April 16, 1997

s/Pall D. Spera           Director                                April 16, 1997

Martel D. Wilson, Jr.     Director

<PAGE 6>
                                  EXHIBIT INDEX


Exhibit No.            Description                                  Page
-----------           -------------                                -------

  4.1      Articles of Association*                                  *
  4.2      By-Laws, as amended**                                     **
  5.1      Opinion of F. Sheldon Prentice as to the
           legality of the securities being registered.              7
 10.1      Amended and Restated 1993 Stock Incentive Plan.***        ***
 10.2      1988 Stock Option Plan.****                               ****
 10.3      1986 Stock Option Plan.*****                              *****
 23.1      Consent of Independent Public Accountants,
           Arthur Andersen LLP.                                      8
 23.2      Consent of F. Sheldon Prentice (included in
           Exhibit 5.1 hereto).                                      7
 24.1      Powers of Attorney                                        9
----------------------------------
* Incorporated by reference to the Registrant's Proxy Statement for the 1994 Annual Meeting of Stockholders.

**   Incorporated by reference to the Registrant's  Annual Report on  Form 10-K for the year ended December 31, 1995, with amendments incorporated by reference to the Registrant s Annual Report on Form 10-K for the years ended December 31, 1987, December 31, 1989, December 31, 1991 and December 31, 1995.

*** Incorporated by reference to the Registrant's Proxy Statement in connection with the 1997 Annual Meeting of Stockholders.

**** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1987.

*****     Incorporated  by  reference to  the  Registrant's  Proxy Statement  in connection with the 1986 Annual Meeting of Stockholder.


<PAGE 7>

EXHIBIT 5.1

                             CHITTENDEN CORPORATION

April 17, 1997


Chittenden Corporation
Two Burlington Square
Burlington, Vermont  05401

REGISTRATION STATEMENT ON FORM S-8
To Whom It May Concern:

I am Senior Vice President, General Counsel and Secretary for Chittenden Corporation, a Vermont corporation (the "Company"), and have represented it in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 1,372,422 shares of the Common Stock, $1.00 par value per share, of the Company (the Shares ) to be issued pursuant to the Amended and Restated 1993 Stock Incentive Plan, 1988 Stock Option Plan, and 1986 Stock Option Plan (the Plans ). In that capacity, I have reviewed the articles of association and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered pursuant to the Plans and such other materials and matters as I have deemed necessary for the issuance of this opinion.

Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Vermont, legally issued, fully paid, and non-assessable.

I consent  to the  filing of  this  opinion as  an exhibit  to the  Registration
Statement and to the reference to me and to my opinion in the Registration Statement.

Very truly yours,

/s/  F. Sheldon Prentice
     F. Sheldon Prentice, Esq.
     Senior Vice President, General Counsel and Secretary


<PAGE 8>

EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1997 incorporated by reference in Chittenden Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

s/Athur Andersen LLP

Boston, Massachusetts
April 15, 1997


<PAGE 9>

                           POWERS OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Paul A. Perrault and Kirk. W. Walters acting together or singularly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares issuable pursuant to the Chittenden Corporation Amended and Restated 1993 Stock Incentive Plan, 1988 Stock Option Plan and 1986 Stock Option Plan and (ii) to sign any and all amendments (including post-effective amendments) to such Registration Statement, and (iii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

Signature                          Capacity                        Date
-----------                 ----------------------             --------------

s/Paul A. Perrault         President, Chief Executive          April 16, 1997
                           Officer and Director (Principal
                           Executive Officer

s/Kirk W. Walters          Executive Vice President, Chief     April 16, 1997
                           Financial Officer and Treasurer
                           (Principal Financial and Accounting
                           Officer)

s/Barbara W. Snelling      Chair of the Board of Directors     April 16, 1997

s/Frederic H. Bertrand     Director                            April 16, 1997

s/David M. Boardman        Director                            April 16, 1997

s/Paul J. Carrara          Director                            April 16, 1997

s/Lyn Hutton               Director                            April 16, 1997

s/Philip A. Kolvoord       Director                            April 16, 1997

s/James C. Pizzagalli      Director                            April 16, 1997

s/Pall D. Spera            Director                            April 16, 1997

Martel D. Wilson, Jr.      Director